UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

OSHKOSH CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 17, 2009, the Board of Directors (the “Board”) of Oshkosh Corporation (the “Company”) approved Amended and Restated By-Laws of the Company (as amended and restated, the “By-Laws”), which amended and restated the existing by-laws of the Company in their entirety.  The material amendments included in the By-Laws are described below.

Advance Notice Provisions

Section 2.11 of the By-Laws confirms that the advance notice process set forth in the By-Laws is the exclusive means for a shareholder of the Company to propose nominees for election to the Board or to submit other business before an annual or special meeting of shareholders, other than a matter properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  In addition, the By-Laws expand the scope of information shareholders must provide when demanding a special meeting of shareholders or nominating a person for election as a director or bringing other business before a meeting of shareholders pursuant to the advance notice provisions.  Shareholders must disclose, among other things, all direct or indirect ownership interests, including dividend and voting rights, in any class or series of equity securities of the Company, any arrangements or relationships with a shareholder-proposed director nominee and any interest in a proposal other than Board nominations.

Majority Voting Standard

Section 3.03 of the By-Laws requires that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Chairman of the Board.  The Governance Committee (or, in certain circumstances, another committee appointed by the Board) must promptly consider that resignation and recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors.  The Board is then required to act on that recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred.  Within four days of the Board’s decision, the Company must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

Committee Membership

Section 3.13 of the By-Laws allows the Board to appoint a committee consisting of one director, as is now permitted by Wisconsin law.  Prior the amendment, the Company’s by-laws required that committees consist of at least two directors as previously required by Wisconsin law.

Telephonic Board Meetings

Section 3.15 of the By-Laws no longer includes limitations on the types of actions that the Board may take in a telephonic meeting.

The foregoing description of the material amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being furnished herewith:

(3.1)        Oshkosh Corporation By-Laws, as amended and restated effective November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 20, 2009	By:	/s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General
Counsel and Secretary

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated November 17, 2009

Exhibit
Number

(3.1)	Oshkosh Corporation By-Laws, as amended and restated effective November 17, 2009.